As filed with the Securities and Exchange Commission on July 10, 2018

Registration No. 333-225789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

AMENDMENT No. 1 to
FORM F-3
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

CHECK-CAP LTD.
(Exact name of registrant as specified in its charter)

Israel	3844	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel
 +972-4-8303400

(Address, including zip code, and telephone number,
 including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 – Telephone (212) 407-4990 – Facsimile	Eran Yaniv, Adv. Sharon Rosen, Adv. Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch Street Tel Aviv, 6473104, Israel +972 3 6944111 – Telephone +972 3 6091116 – Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered by issuer	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Ordinary shares, par value NIS 2.40 per share(5)	(4)	(2) (4)	(3) (4)
Warrants	(4)	(2) (4)	(3) (4)
Subscription rights(6)	(4)	(2) (4)	(3) (4)
Units(7)	(4)	(2) (4)	(3) (4)
Total	(4)	(2) (4)	$100,000,000	$(1) (8)

1.
There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of warrants, such indeterminate number of subscription rights, and such indeterminate number of units as will have an aggregate initial offering price not to exceed $100,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.  The $100,000,000 Proposed Maximum Offering Price includes $38,926,809 in aggregate amount registered on Registration Statement on Form F-3 ( Registration No 333-211065) declared effective on July 7, 2016 that remained unsold pursuant thereto which, pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended (the “Securities Act”) is being rolled over and included in this registration statement and for which a registration fee of $4,846.39 was previously paid.

2.
The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

3.	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act.

4.	Not required to be included in accordance with General Instruction II.C. of Form F-3 under the Securities Act.

5.
The ordinary shares being registered also include such indeterminate number of ordinary shares as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

6.	Subscription Rights evidencing the right to purchase ordinary shares.

7.	Units may consist of any combination of the securities registered hereunder.

8	A fee of $7,603.61 was previously paid.

The Registrant is filing a combined prospectus in this registration statement pursuant to Rule 429 under the Securities Act in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and other offerings registered on the following two earlier registration statements. First, the combined prospectus in this registration statement relates to, and shall act, upon effectiveness, as Post-Effective Amendment No. 2 on Form F-3 to the registration statement on Form F-1(File No. 333-224139) (the “F-1 Registration Statement”) containing an updated prospectus relating to the offering and sale of ordinary shares issuable upon exercise of Series C Warrants that were issued in the Registrant’s public offering that was consummated on May 8, 2018 and that were initially registered pursuant to the F-1 Registration Statement declared effective by the Securities and Exchange Commission on May 4, 2018, as amended by Post-Effective Amendment No. 1 thereto, declared effective by the Securities and Exchange Commission on May 7, 2018.  All filing fees payable in connection with the registration of the securities covered by such Post-Effective Amendment No. 2 were previously paid in connection with the filing of the original F-1 Registration Statement.  Second, the combined prospectus in this registration statement also relates to, and shall act, upon effectiveness, as Post-Effective Amendment No. 3 on Form F-3 to the registration statement on Form F-1(File No. 333-222195) (the “Resale F-1 Registration Statement”) containing an updated prospectus relating to the resale of ordinary shares by the selling shareholders named therein that are issuable upon exercise of warrants that were issued by the Registrant in a private placement that was consummated on November 22, 2017 and that were initially registered pursuant to the Resale F-1 Registration Statement declared effective by the Securities and Exchange Commission on January 16, 2018, as amended by Post-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 2 thereto, which was declared effective by the Securities and Exchange Commission on May 7, 2018.  All filing fees payable in connection with the registration of the securities covered by such Post-Effective Amendment No. 3 were previously paid in connection with the filing of the original Resale F-1 Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement, which is a new registration statement, also constitutes (i) Post-Effective Amendment No. 2 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-224138) (the “F-1 Registration Statement”) of Check-Cap Ltd. (the “Company” or “Check-Cap”) and is being filed pursuant to the undertakings in Item 9 of the F-1 Registration Statement to update and supplement the information contained in the F-1 Registration Statement, as originally declared effective by the Securities and Exchange Commission on May 4, 2018, and amended by Post-Effective Amendment No.1 thereto, declared effective by the Securities and Exchange Commission on May 7, 2018 and (ii) Post-Effective Amendment No. 3 on Form F-3 to the Registration Statement on Form F-1 (File No. 333-222195) of the Company and is being filed pursuant to the undertakings in Item 9 of the F-1 Registration Statement to update and supplement the information contained in the F-1 Registration Statement, as originally declared effective by the Securities and Exchange Commission on January 16, 2018, and amended by Post-Effective Amendment No.1 thereto and Post-Effective No. 2 thereto, declared effective by the Securities and Exchange Commission on May 7, 2018.

This Registration Statement contains three prospectuses, as set forth below.

•
Offering Prospectus. A prospectus to be used for the offer and sale, from time to time, in one or more offerings by the Registrant of any combination of ordinary shares, warrants, subscription rights, or units having a maximum aggregate offering price not exceeding $100,000,000.

•
Warrant Prospectus. A prospectus relating to 3,667,788 ordinary shares which are issuable upon the exercise of Series C Warrants that were issued in the public offering that was consummated by the Company on May 8, 2018, pursuant to a prospectus dated May 4, 2018.

•
Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholders named herein of up to 85,208 ordinary shares, issuable upon the exercise of warrants issued in a private placement consummated by the Company on November 22, 2017.

The Warrant Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

•	the outside and inside covers are different;

•	the section entitled “About this Prospectus” on page 1 of the Offering Prospectus is not included;

•	the section entitled “The Offering” on page 21 of the Offering Prospectus is different;

•	the section entitled “Use of Proceeds” on page 8 of the Offering Prospectus is different;

•	the section entitled “Ratio of Earnings to Fixed Charges” on page 8 of the Offering Prospectus is not included;

•	the section entitled “Descriptions of the Securities We May Offer” beginning on page 8 of the Offering Prospectus is not included;

•	the section entitled “Plan of Distribution” beginning on page 11 of the Offering Prospectus is not included; and

•	the section entitled “Expenses” on page 13 of the Offering Prospectus is not included.

The Resale Prospectus is substantively identical to the Offering Prospectus, except for the following principal points:

•	the outside and inside covers are different;

•	the section entitled “About this Prospectus” on page 1 of the Offering Prospectus is not included;

•	the section entitled “The Offering” on page 21 of the Offering Prospectus is different;

•	the section entitled “Use of Proceeds” on page 8 of the Offering Prospectus is different;

•	the section entitled “Ratio of Earnings to Fixed Charges” on page 8 of the Offering Prospectus is not included;

•	the section entitled “Descriptions of the Securities We May Offer” beginning on page 8 of the Offering Prospectus is not included;

•	a section entitled “Selling Shareholders” is included; and

•	the section entitled “Plan of Distribution” beginning on page 11 of the Offering Prospectus is different.

The Registrant has included in this Registration Statement a set of alternate pages for the Warrant Prospectus to reflect the foregoing differences and a set of alternate pages for the Resale Prospectus to reflect the foregoing differences.

The Offering Prospectus will exclude the alternate pages and will be used for the public offering by the Registrant. The Warrant Prospectus will be substantially identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the issuance of ordinary shares upon the exercise of the warrants to which it relates. The Resale Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed. We  may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 10, 2018

PROSPECTUS
$100,000,000
CHECK-CAP LTD.
Ordinary Shares

Warrants
Subscription Rights
 Units

We may offer ordinary shares, par value NIS 2.40 per share, warrants, subscription rights and/or units from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $100,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “CHEK”.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately $75,935,499, which was calculated based on 5,106,624 ordinary shares held by non-affiliates as of June 21, 2018, and a price per share of $14.87, the last reported sale price per share of our ordinary shares on the Nasdaq Capital Market on April 24, 2018.

Our principal executive offices are located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel.  Our telephone number is +972-4-8303400. Our website address is www.check-cap.com.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 5 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated _________, 2018

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them.  See “Plan of Distribution.”

 PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. All information reflects a one-for- twelve reverse share split of our ordinary shares, which occurred on April 4, 2018.

Unless otherwise stated in this prospectus,

•	references to “Check-Cap,” the “Company,” “we,” “us” or “our” refer to Check-Cap Ltd., an Israeli company, together with Check-Cap US, Inc., its U.S. subsidiary;

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States; and

•	the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel.

Our Company

We are a clinical-stage medical diagnostics company developing C-Scan®, which we believe is the first capsule-based system for preparation-free colorectal cancer screening.

Utilizing innovative ultra-low dose X-ray and wireless communication technologies, the capsule generates information on the contours of the inside of the colon as it passes naturally.  This information is used to create a 3D map of the colon, which allows physicians to look for polyps and other abnormalities. Designed to improve the patient experience and increase the willingness of individuals to participate in recommended colorectal cancer screening, we believe that C-Scan® removes many frequently-cited barriers, such as laxative bowel preparation, invasiveness and sedation. The C-Scan® system is currently not cleared for marketing in any jurisdiction.

On January 9, 2018, we obtained the CE Mark approval of our C-Scan® System, which is required for a product to be marketed in the European Union.  However, we will need to obtain applicable regulatory approvals or clearances to market our products in each country within the European Union.

In the fourth quarter of 2017, we initiated a clinical study for the purpose of introducing C-Scan system Version 3 (formerly referred to as the Advanced C-Scan system), which incorporates the latest algorithms and system optimization and tailors scanning of the colon to the patient’s natural colonic movements to maximize the amount of the colon that is tracked and imaged.  Based on the study’s evaluable results, the C-Scan system Version 3 demonstrated improvement in average colon imaging coverage compared with the C-Scan version used in the multi-center clinical study that supported the CE Mark approval received in January 2018. During the first quarter of 2018, we initiated an EU post approval study using our C-Scan system Version 3, for the purpose of collecting additional evidence of clinical effectiveness and clinical utility to support market adoption.

Since our formation, we have not generated any revenue. We do not anticipate generating any revenue for the foreseeable future and we do not yet have any specific launch dates for our product candidate. We incurred net losses of approximately $12.3 million in 2015, $8.8 million in 2016 and $9.8 million in 2017. As of March 31, 2018, we had an accumulated deficit of approximately $54.84 million and a total shareholders’ equity of approximately $3.34 million.

Recent Developments

Consummation of Underwritten Public Offering on May 8, 2018

On May 8, 2018, we consummated an underwritten public offering of 2,738,472 units (the “Units”), with each Unit consisting of one ordinary share, par value NIS 2.40 per share, of the Company ("Ordinary Share"), and one Series C Warrant to purchase one Ordinary Share, at an offering price of $5.50 per Unit, and an aggregate of 450,909 pre-funded Units, each consisting of one pre‑funded warrant to purchase one Ordinary Share and one Series C Warrant to purchase one Ordinary Share, at an offering price of $5.49 per pre-funded Unit and the exercise price of each pre-funded warrant included in the pre-funded Unit is $0.01 per share. In addition, H.C. Wainwright & Co., LLC (the “Underwriter”), exercised its over-allotment option in full to purchase an additional 478,407 Ordinary Shares and Series C Warrants to purchase up to 478,407 Ordinary Shares. We received gross proceeds (before deducting underwriting discounts and commissions and other offering fees and expenses) of approximately $20.2 million from the offering and the exercise in full of the Underwriter’s over-allotment option to purchase additional Ordinary Shares and Series C Warrants.

Approval and Implementation of Reverse Share Split

On January 18, 2018, we received a notification from Nasdaq stating that based upon the closing bid price of our ordinary shares for the last 30 consecutive business days, we no longer met the requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), required for continued listing.  In accordance with the Nasdaq Listing Rules, we have been provided a compliance period of 180 calendar days, or until July 17, 2018, to regain compliance.  To regain compliance, at any time during such 180 day period, our ordinary shares must have a closing bid price of at least $1.00 for a minimum of ten consecutive business days.

On April 2, 2018, our shareholders approved a reverse share split of our ordinary shares within a range of 1:8 to 1:12, the exact ratio to be determined by further action of our board of directors, to be effective on a date to be determined by our board of directors and announced by us, and to amend our Articles of Association accordingly.

On April 2, 2018, our board of directors approved a reverse share split of our ordinary shares at a ratio of 1-for-12, effective as of April 4, 2018.  Immediately prior to the reverse share split, there were 19,292,477 ordinary shares outstanding. After the reverse share split, there were approximately 1,609,133 ordinary shares outstanding.  All share numbers in this prospectus, including the number of shares issuable upon the exercise of outstanding options and warrants and reserved under the incentive plans and the exercise price of the outstanding options and warrants, are reflected on a post- reverse share split basis. All fractional shares resulting from the implementation of the reverse share split were rounded up to the next whole share.  On April 18, 2018, Nasdaq provided us confirmation that for the last 10 consecutive business days, from April 4 to April 17, 2018, the closing bid price of our ordinary shares has been at $1.00 per share or greater and accordingly, we have regained compliance with Listing Rule 5550(a)(2) and the matter is closed.

There can be no assurance that our ordinary shares will maintain a high enough per share trading price to maintain Nasdaq listing in the future. The market price of our ordinary shares will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. These factors include the status of the market for our ordinary shares at the time, our reported results of operations in future periods, and general economic, market and industry conditions.

Increase of Authorized and Registered Share Capital and Amendment to Articles of Association

At a meeting of our shareholders held on June 21, 2018, our shareholders approved an increase of our authorized and registered share capital by NIS 48,000,000 and the amendment of our articles of association accordingly. Following such increase, which became effective as of June 21, 2018, our authorized and registered share capital is NIS 72,000,000.

Appointment of New Chief Executive Officer

On February 26, 2018, Alex Ovadia was appointed as our Chief Executive Officer. Mr. Ovadia succeeded William (Bill) Densel, our former Chief Executive Officer.

Resignation of Director

On June 29, 2018, our Board of Directors accepted Tomer Kariv’s resignation as a director and member of the Nominating Committee of our Board.  The resignation of Mr. Kariv was not due to any disagreements between Mr. Kariv and our Company on any matter relating to our operations, policies or practices.

Corporate Information

We are incorporated in Israel. Our principal executive offices at located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel. Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our U.S. agent is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Securities We May Offer

We may use this prospectus to offer up to $100,000,000 of:

•	ordinary shares;

•	warrants;

•	subscription rights; and

•	units, which may consist of any combination of the above securities.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

 RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•
the risks described in our Annual Report on Form 20-F for our fiscal year ended December 31, 2017 on file with Securities and Exchange Commission (the “SEC”), which is incorporated by reference into this prospectus; and

•
other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations and/or future financial performance. In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated herein by reference contain include, without limitation, statements relating to:

•	our goals, targets and strategies;

•
the timing and conduct of the clinical trials for our C-Scan system, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	timing or likelihood of regulatory filings, approvals and required licenses for our C-Scan system;

•	our future business development, results of operations and financial condition;

•	our ability to adequately protect our intellectual property rights and enforce such rights and to avoid violation of the intellectual property rights of others;

•	our plans to develop, launch and commercialize our C-Scan system and any future products;

•	the timing, cost or other aspects of the commercial launch of our C-Scan system;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing and strategic partnerships;

•	our estimates regarding the market opportunity, clinical utility, potential advantages, and market acceptance of our C-Scan system;

•	the impact of government laws and regulations;

•	our ability to recruit and retain qualified clinical, regulatory and research and development personnel;

•	the availability of reimbursement or other forms of funding for our products from government and commercial payors;

•	difficulties in maintaining commercial scale manufacturing capacity and capability and our ability to generate growth;

•	our failure to comply with regulatory guidelines;

•	uncertainty in industry demand and patient wellness behavior;

•	general economic conditions and market conditions in the medical device industry;

•	future sales of large blocks of our securities, which may adversely impact our share price;

•	depth of the trading market in our securities; and

•	our expectations regarding the use of proceeds of our May 2018 public offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

 USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, operating expenses, research and developments expenses, and other general corporate purposes. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

 RATIO OF EARNINGS TO FIXED CHARGES

Not applicable to smaller reporting companies.

 CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

 DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our Registration Statement on Form F-1, as amended, under the Securities Act of 1933, as amended (the “Securities Act”), as originally filed with the SEC on April 4, 2018 and declared effective by the SEC on May 4, 2018 (Registration No. 333-224139) under the heading “Description of Share Capital”, which description is incorporated by reference herein.

 DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material United States federal and Israeli income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal and Israel income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of ordinary shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, warrants or any combination of such securities.

 PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $100,000,000.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled, under agreements which may be entered into, indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and the Selling Shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for other securities.

Each series of offered securities, other than the Ordinary Shares which are listed on NASDAQ Capital Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

 EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee and FINRA fees, are estimated.

SEC registration fee		$7,603.61
FINRA fees	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on April 4, 2018;

•
Our Current Reports on Form 6-K filed with the SEC on April 5, 2018, April 19, 2018; May 4, 2017, May 8, 2018, May 17, 2018, May 21, 2018, May 22, 2018, May 29, 2018, June 4, 2018, June 5, 2018, June 21, 2018, June 29, 2018 and July 6, 2018;

•
the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on December 23, 2014 (Registration No. 333- 201250) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A12B, filed with the SEC February 11, 2015;

•
any Form 20-F or Form 6-K filed with the SEC after the date of this prospectus and prior to the termination of this offering of securities (except to the extent such reports are furnished but not filed with the SEC); and

•
any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Lior Torem, Chief Financial Officer; at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

 INDEMNIFICATION

Under the Israeli Companies Law, 1999 (the “Israeli Companies Law”) a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third party; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. However, under a recent amendment to regulations promulgated under the Israeli Companies Law, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, provided that (i) the engagement terms are determined in the company’s compensation policy and such compensation policy was approved by the shareholders by a majority vote of the shares present and voting at a shareholders meeting on the matter and either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation arrangement present and voting on the matter, excluding abstentions; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the matter and who vote against the matter does not exceed 2% of the company’s aggregate voting rights; and (ii) the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 LEGAL MATTERS

The validity of the warrants, subscription rights and units and legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP. The validity of the ordinary shares and legal matters as to Israeli law has been passed upon for us by Fischer Behar Chen Well Orion & Co., Tel Aviv, Israel.

 EXPERTS

The financial statements incorporated by reference in this Prospectus have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to significant doubts about the Company’s ability to continue as going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Brightman Almagor Zohar & Co., a member firm of Deloitte, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information contained in the registration statement.  The rules and regulations of the SEC allow us to omit certain information from this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://www.check-cap.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

 ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. All of our current executive officers, the Israeli experts and two of our serving directors reside in Israel, and substantially all of our assets and a substantial portion of the assets of these persons are located in Israel. Therefore, service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and a substantial portion of those of our officers and directors who reside outside the United States and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Fischer Behar Chen Well Orion & Co., that there is doubt as to the enforceability of civil liabilities under U.S. securities laws pursuant to original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates

$100,000,000

CHECK-CAP LTD.

Ordinary Shares

Warrants

Subscription Rights

Units

PROSPECTUS

__________ , 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

[ALTERNATE PAGE—WARRANT]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 10, 2018

CHECK-CAP LTD.

3,667,788 Ordinary Shares

This prospectus relates to 3,667,788 of our ordinary shares, NIS 2.40 par value per share, which are issuable upon the exercise of Series C Warrants originally issued by us in a public offering pursuant to a prospectus dated May 4, 2018. In order to obtain the shares, the holders of the Series C Warrants must pay an exercise price of $5.50 per share (subject to adjustment as described herein). We will receive proceeds from the exercise of the Series C Warrants, if exercised for cash, but not from the sale of the underlying ordinary shares.

Our ordinary shares are currently traded on the Nasdaq Capital Market under the symbol “CHEK.” On July 9, 2018, the closing sale price of our ordinary shares was $4.16 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 5 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR ORDINARY SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2018

[ALTERNATE PAGE—WARRANT]

The Offering

Issuer	Check-Cap Ltd.
Securities offered
3,667,788 ordinary shares which are issuable at an exercise price of $5.50 per ordinary share upon the exercise of Series C Warrants originally issued by us in a public offering pursuant to a prospectus dated May 4, 2018.

Ordinary Shares outstanding immediately prior to the offering	5,295,582 shares
Ordinary shares to be outstanding after the offering(1)	8,963,370 assuming the exercise of all of the Series C Warrants.
NASDAQ Symbol	“CHEK”
Transfer Agent and Registrar	American Stock Transfer & Trust Company LLC
Offering proceeds
Assuming the exercise of all of the Series C Warrants for cash, we will receive gross proceeds of $20.2 million.

We intend to use the proceeds from the exercise of the Series C Warrants for working capital, operating expenses and other general corporate purposes.

See “Use of Proceeds” beginning on page 8 of this prospectus.

Risk Factors
Investing in our securities involves a high degree of risk, See “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our Ordinary Shares.

(1) The number of ordinary shares to be outstanding after this offering is based on 5,295,582  ordinary shares outstanding as of July 9, 2018, and excludes:

•	741,244 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $68.45 per ordinary share;

•	117,265 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $42.91 per ordinary share, granted under our option and equity incentive plans;

•	28,912 restricted stock units issued to employees, consultants and directors; and

•	41,289 ordinary shares that are available for future option grants under our 2015 Equity Incentive Plan and 2015 US Sub-Plan to the 2015 Equity Incentive Plan (the “2015 Plan”).

[ALTERNATE PAGE--WARRANT]

Use of Proceeds

Assuming the exercise of all of the Series C Warrants for cash, we will receive gross proceeds of $20.2 million. We intend to use the proceeds from the exercise of the Series C Warrants for working capital, operating expenses and other general corporate purposes.

[ALTERNATE PAGE--WARRANT]

CHECK-CAP LTD.

Ordinary Shares

PROSPECTUS

__________ , 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

[ALTERNATE PAGE—RESALE]

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 10, 2018

CHECK-CAP LTD.

85,208 Ordinary Shares

This prospectus relates to the resale of up to 85,208 ordinary shares, par value NIS 2.40 per share of Check-Cap Ltd., an Israeli company (the “Company”), that may be sold from time to time by the selling shareholders named in this prospectus (the “Selling Shareholders”).  The ordinary shares offered under this prospectus include 85,208 ordinary shares issuable upon the exercise of Warrants (the “November 2017 Warrants”) issued in a private placement that was consummated by the Company on November 22, 2017 (the “Private Placement”).

The issuance of the November 2017 Warrants in the Private Placement was made in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder.

We will not receive any proceeds from the sale of any of the ordinary shares offered hereby by the Selling Shareholders.  To the extent that any of the November 2017 Warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.” The last reported sale price of our ordinary shares on July 9, 2018 was $4.16.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 5 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR ORDINARY SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ___, 2018

[ALTERNATE PAGE--RESALE]

The Offering

This prospectus relates to the sale by the Selling Shareholders named herein of up to 85,208 ordinary shares (the “Shares”) issuable upon the exercise of November 2017 Warrants issued in the Private Placement.

Ordinary Shares outstanding prior to the offering	5,295,582 shares
Total Ordinary Shares offered by Selling Shareholders	85,208 shares
Ordinary Shares to be outstanding after the offering (assuming full exercise of the November 2017 Warrants)	5,380,790 shares
NASDAQ Symbol	“CHEK”
Use of proceeds
We will not receive any of the proceeds from the sale of the ordinary shares by the Selling Shareholders. However, to the extent that the currently outstanding  November 2017 Warrants are exercised for cash, we will receive proceeds from any exercise of such November 2017 Warrants up to an aggregate of approximately $1,278,120. We intend to use any proceeds received from the exercise of the November 2017 Warrants for working capital and other general corporate purposes.

Risk Factors	See “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

[ALTERNATE PAGE--RESALE]

Use of Proceeds

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. However, to the extent that the currently outstanding November 2017 Warrants are exercised for cash, we will receive proceeds from such exercise of the November 2017 Warrants up to an aggregate of approximately $1,278,120. We intend to use any proceeds received from the exercise of the November 2017 Warrants for working capital and other general corporate purposes

[ALTERNATE PAGE--RESALE]

SELLING SHAREHOLDERS

We are registering for resale by the Selling Shareholders identified below 85,208 ordinary shares issuable upon the exercise of the November 2017 Warrants (the “Shares”). We are registering the Shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive Shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

•	the name and address of each Selling Shareholder;

•	the number of ordinary shares that the Selling Shareholder beneficially owned prior to the offering for resale of the Shares under this prospectus,

•	the maximum number of Shares that may be offered for resale for the account of the Selling Shareholders under this prospectus, and

•
the number and percentage of ordinary shares to be beneficially owned by the Selling Shareholders after the offering of the Shares (assuming all of the offered Shares are sold by the Selling Shareholders).

On November 22, 2017, pursuant to a Securities Purchase Agreement dated as of November 20, 2017, by and among the Company and the purchasers named therein, we issued a total of 85,208 November 2017 Warrants to the Selling Shareholders, each of whom is an accredited investor.  Each November 2017 Warrant is exercisable for one ordinary share.  The issuance of the November 2017 Warrants was made in reliance on the exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

None of the Selling Shareholders has been an officer or director of us or any of our predecessors or affiliates within the last three years, nor has any Selling Shareholder had a material relationship with us within the last three years.

None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter.

Each Selling Shareholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Shareholders will sell all of the Shares offered for sale. A Selling Shareholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

	Ordinary Shares		Ordinary Shares
	Beneficially	Maximum	Beneficially	Percentage
	Owned	Number of	Owned	Ownership
	Prior to	Shares to	After	After
Name of Selling Shareholder	Offering(1)	be Sold	Offering	Offering
Armistice Capital Master Fund, Ltd.(2)	71,023	71,023	0	*
Lincoln Park Capital Fund, LLC (3)	14,205	14,205	0	*

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our ordinary shares, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by such person.

(2)	Consists of 71,023 shares issuable upon the exercise of 71.023 November 2017 Warrants. The address of Armistice Capital Master Fund, Ltd. is 510 Madison Avenue, 22nd Floor, New York, NY 10022.

(3)	Consists of 14,205 shares issuable upon the exercise of 14,205 November 2017 Warrants. The address of Lincoln Park Capital Fund, LLC. is 440 N. Wells Street, Suite 410, Chicago, IL 60654.

[ALTERNATE PAGE--RESALE]

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	Firm commitment underwritten transactions;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the Shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this prospectus. However, the Selling Shareholders and purchaser are responsible for paying any discounts, commissions and similar selling expenses it incurs.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

[ALTERNATE PAGE--RESALE]

CHECK-CAP LTD.

Ordinary Shares

PROSPECTUS

__________ , 2018

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Israeli Companies Law, 1999 (the Israeli Companies Law”) a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third party; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. However, under a recent amendment to regulations promulgated under the Israeli Companies Law, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, provided that (i) the engagement terms are determined in the company’s compensation policy and such compensation policy was approved by the shareholders by a majority vote of the shares present and voting at a shareholders meeting on the matter and either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation arrangement present and voting on the matter, excluding abstentions; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the matter and who vote against the matter does not exceed 2% of the company’s aggregate voting rights; and (ii) the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 9. Exhibits

Exhibit No.	Description
1.1	Form of Equity Securities Underwriting Agreement*
3.1	Amended and Restated Articles of Association(1)
4.1	Specimen Ordinary Share Certificate(2)
4.2	Specimen Warrant Certificate*
4.3	Form of Warrant Agreement*
4.4	Form of Subscription Rights Agreement*
4.5	Form of Subscription Rights Certificate*
4.6	Specimen Unit Certificate*
5.1	Opinion of Fischer Behar Chen Well Orion & Co
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of Fischer Behar Chen Well Orion & Co (included in Exhibit 5.1)
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
23.3	Consent of Brightman Almagor Zohar & Co
24.1	Power of Attorney (included in signature page of this registration statement) **

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

**	Previously filed.

(1)	Incorporated by reference to the Form 20-F filed by the Registrant with the Securities and Exchange Commission on April 4, 2018.

(2)	Incorporated by reference to the Registration Statement on Form F-1 of the Registrant (File No. 333-201250).

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mount Carmel, Israel, on July 10, 2018.

Check-Cap Ltd.

By:	/s/ Alex Ovadia
Name:	Alex Ovadia
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this prospectus the Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated below.

Dated: July 10, 2018	By:	/s/ Alex Ovadia
	Name:	Alex Ovadia
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

Dated: July 10, 2018	By:	/s/ Lior Torem
	Name:	Lior Torem
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: July 10, 2018	By:	/s/ Steven Hanley *
	Name:	Steven Hanley
	Title:	Chairman of the Board of Directors

Dated: July 10, 2018	By:	/s/ Clara Ezed *
	Name:	Clara Ezed
	Title:	Director

Dated: July 10, 2018	By:	/s/ Mary Jo Gorman *
	Name:	Mary Jo Gorman
	Title:	Director

Dated: July 10, 2018	By:	/s/ XiangQian (XQ) Lin *
	Name:	XiangQian (XQ) Lin
	Title:	Director

Dated: July 10, 2018	By:	/s/ Yuval Yanai *
	Name:	Yuval Yanai
	Title:	Director

* By:	/s/ Lior Torem
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Check-Cap Ltd., has signed this registration statement or amendment thereto in Newark, Delaware, United States of America on July 10, 2018.

Authorized U.S. Representative
/s/ Greg Lavaelle
Managing Director Puglisi & Associates

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Equity Securities Underwriting Agreement*
3.1	Amended and Restated Articles of Association(1)
4.1	Specimen Ordinary Share Certificate(2)
4.2	Specimen Warrant Certificate*
4.3	Form of Warrant Agreement*
4.4	Form of Subscription Rights Agreement*
4.5	Form of Subscription Rights Certificate*
4.6	Specimen Unit Certificate*
5.1	Opinion of Fischer Behar Chen Well Orion & Co
5.2	Opinion of Loeb & Loeb LLP
23.1	Consent of Fischer Behar Chen Well Orion & Co (included in Exhibit 5.1)
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
23.3	Consent of Brightman Almagor Zohar & Co.
24.1	Power of Attorney (included in signature page of this registration statement) **

*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

**	Previously filed.

(1)	Incorporated by reference to the Form 20-F filed by the Registrant with the Securities and Exchange Commission on April 4, 2018.

(2)	Incorporated by reference to the registration statement on Form F-1 of the Registrant (File No. 333-201250).